                                                                     EXHIBIT 3.8

                                                                 FILED
                                                         in the office of the
                                                        Secretary of State of
                                                        the State of California

                                                              JUN 11 1993


                                                           /s/ March Fong Eu

                                                            MARCH FONG EU,
                                                          Secretary of State

                            ARTICLES of INCORPORATION

                                        I

The name of this corporation is SOPHIE PHILIPPART, INC.

                                       II

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

The name and address in the State of California of this corporation's initial agent for service of process is:

                                 ROBERT E. GRAY
                              17832 Gillette Street
                                 Irvine CA 92715

                                       IV

This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 10,000.

Dated June 11, 1993


                                    /s/ Heidi M. Waller
                                    -----------------------------

                                    Heidi M. Waller, Incorporator

                                                                 FILED
                                                         in the office of the
                                                        Secretary of State of
                                                        the State of California

                                                              NOV 14 1994

                                                         /s/ Tony [ILLEGIBLE]
                                                       Acting Secretary of State

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                             SOPHIE PHILIPPART, INC.

            Robert E. Gray and Roger G. Ruppert certify that:

            1. They are the President and the Secretary, respectively, of Sophie Philippart, Inc., a California corporation.

            2. Article I of the Articles of Incorporation of this corporation is amended to read in its entirety as follows:

                                        I

            The name of this corporation is St. John Trademarks, Inc.

            3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of this corporation.

            4. The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The Corporation has only one class of stock. The total number of outstanding shares of this corporation is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our knowledge.

            IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment on November 8, 1994.


                                        By /s/ Robert E. Gray
                                           -------------------------------------
                                           Robert E. Gray
                                           Chief Executive Officer
                                           President


                                        By /s/ Roger G. Ruppert
                                           -------------------------------------
                                           Roger G. Ruppert
                                           Secretary

                                                                          [SEAL]